EXHIBIT 99.1

                 FOR:      CENTURY PACIFIC FINANCIAL CORPORATION

             CONTACT:      Daniel Guez
                           Chief Executive Officer
                           (213) 745-2123



FOR IMMEDIATE RELEASE

          CENTURY PACIFIC FINANCIAL CORPORATION ANNOUNCES COMPLETION OF
                 EXCHANGE TRANSACTION WITH BELLA ROSE, LLC AND
     VERSATILE ENTERTAINMENT, INC., AND CLOSING OF $7,800,000 CAPITAL RAISE

                PROVIDES GUIDANCE FOR FISCAL YEARS 2005 AND 2006

         LOS ANGELES, CA - NOVEMBER 25, 2005 - CENTURY PACIFIC FINANCIAL CORPORATION (OTC BB:CYPC) ("Century") today announced it has completed its exchange transaction with Bella Rose, LLC ("Bella Rose") and Versatile Entertainment, Inc. ("Versatile"). Bella Rose was formed in May of 2005, to design, develop, market, distribute and sell high end fashion jeans, casual wear, and other apparel under the brand name "William Rast." The William Rast clothing line is a joint venture between Bella Rose and a company controlled by Justin Timberlake. Versatile was formed in April 2001, to design, develop, market, distribute and sell high end fashion jeans, knits, apparel and accessories and began selling apparel under the brand name "People's Liberation" in July 2004. Effective as of the closing of the exchange transaction, Bella Rose and Versatile became wholly-owned subsidiaries of Century. As a result of the closing, the historical business operations of Bella Rose and Versatile will comprise Century's principal business operations going forward.

         At the closing, pursuant to the terms of an Exchange Agreement dated October 28, 2005, by and among Century, Bella Rose, Bella Rose's members, Versatile, the shareholders of Versatile, and Keating Reverse Merger Fund, LLC ("KRM Fund"), Century acquired all of the outstanding membership interests of Bella Rose (the "Interests") from Bella Rose's members, and Bella Rose's members contributed all of their Interests to Century. In exchange, Century issued to Bella Rose's members 492,021.29 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Century, which will be convertible into 49,202,129 shares of Century's common stock.


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         Also at the closing,  pursuant to the terms of the Exchange  Agreement,
Century acquired all of the outstanding shares of capital stock of Versatile ("Versatile Shares") from the shareholders, and the shareholders contributed all of their Versatile Shares to Century. In exchange, Century issued to the shareholders 1,968,085.05 shares of Series A Convertible Preferred Stock, which will be convertible into 196,808,505 shares of Century's common stock.

         Immediately following the closing, Century received approximately $7.8 million in a private placement transaction (the "Capital Raise") with institutional investors and other high net worth individuals ("Investors"). Sanders Morris Harris Inc. acted as placement agent for this transaction. Pursuant to Subscription Agreements entered into with these Investors, Century sold 578,125 shares of Series A Convertible Preferred Stock at a price per share of $13.5135. After commissions and expenses, Century received net proceeds of approximately $7.2 million in the Capital Raise.

         After the closing of the Exchange Agreement, and after giving effect to the Capital Raise, the members of Bella Rose, the Versatile stockholders, and the Investors in the aggregate own 2,793,106.34 shares of our Series A Convertible Preferred Stock, which represents in the aggregate 95.3% of our issued and outstanding shares of common stock after giving effect to the conversion of the Series A Convertible Preferred Stock into common stock. Further, the stockholders of Century prior to the closing of the Exchange Agreement and the Capital Raise own 4.7% of the outstanding common stock (or, 13,775,021 shares of our common stock) immediately after completion of these transactions after giving effect to the conversion of the Series A Convertible Preferred Stock into common stock.

         Bella Rose and Versatile market, distribute and sell "People's Liberation" and "William Rast" brand products in the United States, and internationally. They market and distribute their products by participating in industry trade shows, as well as through their show rooms in Los Angeles and New York. The products of Versatile and Bella Rose are sold in the United States to department stores and boutiques such as Nordstrom, Bloomingdales, Neiman Marcus, Kitson, Atrium, Fred Segal, Intermix, as well as other boutiques throughout the country.

         The principal products of Versatile and Bella Rose are high end fashion jeans and knits that the companies design, , market, distribute and sell under the "People's Liberation" and "William Rast" labels. Bella Rose and Versatile currently sell men's and women's styles. William Rast and People's Liberation brand jeans and knits are made from high quality fabrics milled worldwide and are processed with cutting edge treatments and finishes. Their concepts, designs, embellishments, and great attention to detail and quality, make them competitive in the high end fashion jean market.


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         "We are  very  excited  about  the  transactions  for  Bella  Rose  and
Versatile," stated Daniel Guez, Bella Rose's former majority in interest member, Versatile's President, and Century's newly appointed Chief Executive Officer and President. "We look forward to growing our brands both domestically and internationally." Mr Guez concluded, "Both companies are young and growing rapidly and we are focused on further building our infrastructure and executing our strategic plans."

            After the closing of the Exchange Agreement, and after giving effect to the Capital Raise, Century's Board of Directors approved a 1 for 9.25 reverse stock split of its outstanding common stock, a change of the Corporate name to "People's Liberation, Inc.", and a stock incentive plan (collectively, the "Actions"). The Actions were also approved by holders of a majority of Century's common stock, holders of a majority of Century's Preferred Stock, and holders of a majority of Century's common stock and Preferred Stock voting together as a single class. The Actions will not become effective until at least 20 days following the mailing of an Information Statement to the stockholders of Century.

REVENUE GUIDANCE FOR FISCAL YEARS 2005 AND 2006

With the acquisition of Bella Rose and Versatile and the Capital Raise completed, Century is providing revenue guidance for fiscal years 2005 and 2006. The Company estimates that revenues for fiscal 2005 will be approximately $5.8 million, and that revenues for fiscal 2006 will be approximately $26 million.

ABOUT CENTURY PACIFIC FINANCIAL CORPORATION, BELLA ROSE, LLC AND VERSATILE ENTERTAINMENT, INC.

         Prior to the closing of the Exchange Agreement, Century was a public "shell" company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

         Effective as of the closing, Century, through its wholly-owned subsidiaries Bella Rose, LLC, and Versatile Entertainment, Inc. designs, develops, markets, distributes and sells high end fashion jeans, apparel and accessories under the "People's Liberation" and "William Rast" brands, both in the United States and internationally.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include statements regarding the future effectiveness


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of the Actions,  Bella Rose's and Versatile's  anticipated rapid growth, and the
Company's revenue guidance. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as SEC review of the Information Statement that will be sent to the stockholders of Century, fluctuations in demand for Bella Rose's and Versatile's products, the introduction of new products, the ability of Bella Rose and Versatile to
maintain  customer  and  strategic   business   relationships,   the  impact  of
competitive products and pricing, growth in targeted markets, the adequacy of Bella Rose's and Versatile's liquidity and financial strength to support their growth, and other information that may be detailed from time to time in Century's filings with the United States Securities and Exchange Commission.
Century   undertakes   no   obligation   to   publicly   update  or  revise  any
forward-looking statements, whether as a result of new information, future events or otherwise.